UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2025

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01 in its entirety.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

On December 30, 2025, SOBR Safe, Inc., a Delaware corporation (the “Company”), entered into an amendment to the Executive Employment Agreement between the Company and David J. Gandini, its Chief Executive Officer, dated January 30, 2025 (the “CEO Agreement”) to extend the term of the of the CEO Agreement to December 31, 2026.

Also on December 30, 2025, the Company entered into an amendment to the Executive Employment Agreement between the Company and Christopher Whitaker, its Chief Financial Officer, dated March 1, 2025 (the “CFO Agreement”) to extend the term of the CFO Agreement to December 31, 2026.

Item 8.01. Other Events.

Effective December 26, 2025, the Company appointed Broadridge Financial as its transfer agent.  All of the Company’s directly held shares of common stock were transferred from Equiniti to Broadridge’s platform.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to Executive Employment Agreement dated December 30, 2025
10.2	Amendment No. 1 to SOBR Safe, Inc. Executive Employment Agreement dated December 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: January 2, 2025	By:	/s/ Chris Whitaker
Chris Whitaker, Chief Financial Officer

3